Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of MGT Capital Investments, Inc. on Form S-8 to be filed on or about March 28, 2014 of our report dated March 28, 2014, on our audit of the consolidated financial statements as of December 31, 2012 and for the year then ended, which report was included in the Annual Report on Form 10-K filed March 28, 2014.

\s\ EisnerAmper, LLP

Iselin, New Jersey

March 28, 2014